UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021 (December 22, 2021)

ZYNEX, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

(303) 703-4906

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

The contents of Item 2.03 below are incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 22, 2021, Zynex, Inc. (the “Company”), through its wholly-owned subsidiary Zynex Monitoring Solutions Inc. (the “Subsidiary”), entered into a Stock Purchase Agreement (the “Agreement”) with Kestrel Labs, Inc. (“Kestrel”) and each of the Kestrel shareholders that collectively own all (100%) of the issued and outstanding shares of common stock of Kestrel.

In order to meet the cash payment obligation to Kestrel under the Agreement, Zynex Medical, Inc., also a wholly-owned subsidiary of the Company, and the Subsidiary (collectively, the “Borrowers”) entered into a loan agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”). Under this Loan Agreement, the Bank is extending two facilities to the Borrowers. One facility is a line of credit in the amount of $4.0 million available until December 1, 2024 (“Facility 1”). The Borrower will pay interest on Facility 1 on the first day of each month beginning January 1, 2022. The interest rate is an annual rate equal to the sum of (i) the greater of the BSBY Daily Floating Rate or (ii) the Index Floor (as defined in the Loan Agreement), plus 2.00%.

The other facility being extended by the Bank to the Borrower is a fixed rate term loan in the amount of up to $16.0 million (“Facility 2”). Facility 2 is available in one disbursement from the Bank and the interest rate is equal to 2.8% per year. The Borrower must pay interest on the first day of each month beginning January 1, 2022 and the Borrower will also repay the principal amount in equal installments of $444,444.00 per month through December 1, 2024.

The foregoing summary of the Loan Agreement is subject to and qualified in its entirety by the text of the Agreement, which is filed as an exhibit hereto.

ITEM 9.01 Exhibits

Exhibit No.	Description

10.1	The Loan Agreement and accompanying documents dated December 22, 2021 among Bank of America, N.A., Zynex Medical, Inc., and Zynex Monitoring Solutions
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2021

ZYNEX, INC.

By:	/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer